Exhibit 10.4

PURCHASE AGREEMENT

AGREEMENT, dated November 20, 2023, among Rise Capital Corp. (“Seller”) and Ironbound Partners Fund LLC (“Purchaser”).

RECITALS:

A. Seller is the owner of 256,000 shares (“Shares”) of common stock, par value $0.0001 per share, of Yale Transaction Finders, Inc. (“Yale”); and

B. Seller is the owner of promissory notes in an aggregate principal amount of $3,250 (“Notes”) for the benefit of Yale; and

C. Seller desires to sell the Shares and Notes to Purchaser on the terms and conditions set forth in this Agreement.

IT IS AGREED:

1. Purchase and Sale of Shares and Notes. Subject to the terms and conditions herein, Seller hereby agrees to sell the Shares and Notes to Purchaser and Purchaser hereby agrees to purchase the Shares and Notes from Seller for an aggregate of $20,902 in cash (the “Purchase Price”).

2. Closing and Delivery of Shares and Purchase Price. Simultaneously with the execution of this Agreement:

(a) Seller shall deliver to Purchaser an instrument of transfer for the Shares executed in blank with original signature from Seller, medallion guaranteed.

(b) Seller shall deliver to Purchaser an assignment of the Notes to Purchaser.

(b) Purchaser shall pay to Seller by wire transfer of immediately available funds to an account designated by Seller the Purchase Price.

3. Representations of Seller. Seller represents and warrants to Purchaser as follows:

(a) This Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) Seller is the record and beneficial owner of, and has good and marketable title to, the Shares and Notes, free and clear of all liens, security interests, charges, claims, restrictions and other encumbrances, subject to securities laws restrictions. Seller has not granted to any person or entity any options or other rights to buy the Shares or Notes. No other person or entity has any interest in the Shares or Notes of any nature. The sale and transfer of the Shares and Notes to Purchaser pursuant to this Agreement will not give any person a legal right or cause of action against the Shares or Notes or Purchaser.

(c) Seller has taken all necessary action to authorize the sale of the Shares and Notes to Purchaser as provided for hereunder and no consent or other filing is required to effectuate the transfer of the Shares and Notes as provided for hereunder.

(d) Seller understands that he may not be privy to certain material non-public information with respect to the business operations, financial condition and prospects of Yale (“Excluded Information”) and that the Excluded Information could be positive in nature and, if released to the public, could have a positive impact on the market price of the securities of Yale. Notwithstanding the foregoing, Seller is still desirous of effectuating this transaction and selling the Shares and Notes to Purchaser. Seller is not requesting the Excluded Information and agrees that Purchaser is not obligated to disclose any Excluded Information to Seller and that Purchaser shall not have any liability with respect to any non-disclosure of the Excluded Information. As a condition to Purchaser’s agreement to buy the Shares and Notes, to the fullest extent permitted by law, Seller hereby releases and waives any and all claims, causes of action, actions, proceedings, suits, judgments, liens and executions and claims, whether known or unknown, now or hereafter arising against Purchaser based upon or relating to such non-disclosure or Seller’s failure to review the Excluded Information and further covenants not to sue Purchaser for any loss, damage or liability arising from or relating to the sale of the Shares and Notes.

4. Confidentiality. Except as otherwise required by applicable law, rule or regulation, Seller shall not disclose the existence or contents of this Agreement without the prior consent of the Purchaser.

5. Indemnification. Seller shall indemnify, hold harmless and defend Purchaser and its officers, directors, employees, agents, affiliates, successors and permitted assigns against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses of whatever kind, including attorney fees, consequential, incidental or exemplary damages such as loss of profits, business or goodwill, that are incurred by Purchaser as a result of any violation or threatened violation by Seller of any terms of this Agreement.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to principles of conflicts of law.

7. Counterparts. This Agreement may be signed in counterparts which, taken together, shall constitute one Agreement.

8. Further Assurances. The parties hereto agree to promptly take such steps as may be necessary to effectuate the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

SELLER	PURCHASER

RISE CAPITAL CORP.	IRONBOUND PARTNERS FUND, LLC

/s/ David Barrocas	/s/ Jon Ledecky

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